UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 17, 2008
(Date of earliest event reported)

Maxim Integrated Products, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-16538	94-2896096
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

120 San Gabriel Drive
Sunnyvale, California    94086
(Address of principal executive offices including zip code)

(408) 737-7600
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On September 19, 2008, the Compensation Committee of the Board of Directors (the "Compensation Committee") of Maxim Integrated Products, Inc. (the "Company") approved cash bonuses for the officers of the Company for their performance during fiscal year 2008. Such cash bonuses awarded to the principal executive officer and other named executive officers are as set forth below:

Name	Title	Fiscal Year 2008 Performance Bonus(1)	Fiscal Year 2008 Supplemental Bonus(2)
Tunc Doluca	President and Chief Executive Officer	$716,418	- (3)
Vijay Ullal	Group President	$525,313	- (3)
Pirooz Parvarandeh	Group President	$440,475	$1,462,292
Richard Hood	Vice President	$321,137	$753,956

(1) There was approximately $6 million awarded in performance bonuses to all 21 of the Company's officers with a title of vice president and above for fiscal year 2008 performance, of which approximately $4.61 million was calculated and determined under the Officer Compensation Plan previously disclosed on Form 8-K filed with the Securities and Exchange Commission on July 24, 2007, and approximately $1.39 million was awarded outside of the Officer Compensation Plan for extraordinary effort.  The amount of the aggregate bonus pool under the Officer Compensation Plan was calculated using the following company-wide performance metrics: (i) the achievement of growth targets for non-GAAP operating profit before taxes (excluding non-recurring items and stock-based compensation), (ii) the Company's stock price performance relative to the Philadelphia Semiconductor Index (SOX), and (iii) the achievement of targets for return on invested capital.  In addition, each officer's share of the aggregate bonus pool was dependent upon position points and personal performance during fiscal year 2008.

(2)  This supplemental bonus has become effective upon the executive officer's acceptance of pre-existing offer of minimum guaranteed compensation, which was authorized by our Compensation Committee in 2006 for retention purposes. The amount of the supplemental bonus was derived by adding base salary, the cash performance bonus awarded and paid in fiscal year 2008 for fiscal year 2007 performance, and any assumed gain in all equity awards vesting in fiscal 2008. A supplemental bonus would be paid to the extent of a short-fall between the offered guaranteed minimum amount and the sum of these three components.

(3) In light of the pendency of the restatement of certain of the Company's previously issued financial statements, the executive officer declined to accept the offer of minimum guaranteed compensation and, therefore, was not paid the supplemental bonus.

The base salary for Richard Hood was increased from $300,000 to $330,000, effective at the start of the Company's fiscal year 2009. The base salaries of the other executive officers named in the table above were not changed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Maxim Integrated Products, Inc.

By: /s/ Bruce Kiddoo Bruce Kiddoo Vice President of Finance

Date: September 25, 2008